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                                                                EXHIBIT 99

                           [McGRAW-HILL LETTERHEAD]




NEWS RELEASE


                 McGRAW-HILL LAUNCHES NEW CORPORATE IDENTITY


          * SHAREHOLDERS RATIFY NAME MODIFICATION AT ANNUAL MEETING


NEW YORK, N.Y., April 26, 1995 -- Shareholders of McGraw-Hill, Inc. today adopted THE McGRAW-HILL COMPANIES as the corporation's official name and set in motion the execution of a corporate image and identity program which has been in development for nearly a year. In addition to the new name, a new logo -- a global symbol used in conjunction with the name -- is designed to convey an image of The McGraw-Hill Companies that fits its current business situation as an international, multiple media enterprise that is diversified in its businesses.

"This name change is a logical evolution that reflects the increasingly global and diverse nature of our information services and products," said Joseph L. Dionne, chairman and chief executive officer.

"It's not surprising that many of our customers know us for the product or service they use, be that a textbook, Business Week, Standard & Poor's, F.W. Dodge, MMS International, DRI and so on," Dionne said. "Our job -- and the reason why we took on this identity program -- is to educate and inform our constituencies about the depth and breadth of The McGraw-Hill Companies. Our intent with the new name, logo and identity program is to leverage the brands on behalf of the parent company thereby increasing our customers' and shareholders' knowledge of us."

Research, based on hundreds of interviews with customers, employees, and the financial community, demonstrated that The McGraw-Hill Companies is best known for its traditional values: editorial integrity, high quality products and services, and trustworthy service.

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New Corporate Identity -- 2

"We are a company of experts at every level -- award-winning authors, analysts, editors, economists, technologists -- whose intellectual dedication, rigorous analysis and communications skills help us provide valuable information and knowledge to the vast markets we serve," Dionne said. "That is an enviable position from which to grow."

The research also revealed, however, that tremendous opportunities exist to more closely align the currently held perceptions of McGraw-Hill as a domestic, print publisher with the reality that The McGraw-Hill Companies is, in fact, an information enterprise that serves worldwide markets in finance, business, education, law, construction, medical and health, computers and communications, government, aerospace and defense through a broad range of media, including books, magazines, newsletters, software, on-line services, CD-ROMs, facsimile and television broadcasting.

"The objective of this identity program is to communicate the strength and advantage of the larger enterprise on behalf of its brands and to let customers know the advantages we offer to them across businesses, meeting needs in education as well as in business and finance," said Harold McGraw III, president and chief operating officer. "Ultimately we hope to leverage the McGraw-Hill name to increase the value of the brands in situations where the corporate and business unit names add lustre to one another," McGraw said.

While more than 42% of operating revenue in 1994 came from the Educational & Professional Publishing segment including the School Publishing group, the largest school publisher in the U.S., nearly 60% of the company's revenue came from its Financial Information Services and Information & Media Services segments.

                                    -more-


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                           [McGRAW-HILL LETTERHEAD]




New Corporate Identity -- 3

Additionally, in 1994 international revenues for the company approached 20% and projections call for upwards of one-third of annual revenues from global markets by the end of the decade.

"We believe that the key to future growth in our business lies, in part, with cross-business opportunities with our largest customers. Our new identity will support that objective by raising the image and visibility of the company," McGraw said.

The McGraw-Hill Companies is a leading information services organization serving worldwide markets in education, business, industry, the professions and government. Founded in 1888, The McGraw-Hill Companies today provides information and analysis in multiple media through its rich portfolio of valuable brands. Sales in 1994 exceeded $2.7 billion.


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Contact:  Linda Bock

          (212) 512-2217